Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2020, relating to the financial statements of Conyers Park II Acquisition Corp. appearing in the entity’s Annual Report on Form 10-K for the period from May 2, 2019 (inception) through December 31, 2019.

/s/ WithumSmith+Brown, PC

New York, New York
January 4, 2021